UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

Eastern Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-32899	20-2653793
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Race Avenue, Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (855) 533-3444

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Eastern —ProAssurance Merger

As previously announced, on September 23, 2013, Eastern Insurance Holdings, Inc., a Pennsylvania corporation (“Eastern”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ProAssurance Corporation, a Delaware corporation (“ProAssurance”), and PA Merger Company, a Pennsylvania corporation and wholly-owned subsidiary of ProAssurance (“Acquisition Sub”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, the Acquisition Sub will merge with and into Eastern (the “Merger”), with Eastern surviving the Merger as a wholly owned subsidiary of ProAssurance.

On October 29, 2013, Eastern filed with the Securities and Exchange Commission (the “SEC”) a definitive Proxy Statement in connection with the proposed Merger (the “Proxy Statement”).

As has previously been described in the Proxy Statement, following announcement of the Merger Agreement, Eastern received letters from attorneys purporting to represent shareholders of Eastern and demanding that certain actions be taken as a result of the proposed acquisition of Eastern by ProAssurance. Subsequently, two putative class action complaints were filed against Eastern and the Eastern board of directors in the Court of Common Pleas of Lancaster County, Pennsylvania. One of those lawsuits also named ProAssurance as a defendant. A third putative class action complaint was also filed in the United States District Court for the Eastern District of Pennsylvania. These three complaints (the “Lawsuits”) alleged generally that Eastern’s board of directors breached their fiduciary duties, that ProAssurance aided and abetted such breaches of fiduciary duty, and that the Proxy Statement contained deficiencies in the disclosure of information relating to the Merger.

On December 20, 2013 , a Stipulation of Settlement (the “Stipulation”) was reached relating to the Lawsuits, pursuant to which the parties agreed that Eastern would (a) waive the standstill provisions of the nondisclosure agreements described below that for a period of 18 months prohibited the signer, without the prior written approval of Eastern’s board of directors, from making any proposal to Eastern, its board of directors or any of its shareholders or any public announcement, proposal or offer with respect to any business combination, merger, tender offer, exchange offer or similar transaction involving Eastern or any of its subsidiaries or to otherwise seek to acquire control of Eastern, and (b) make certain disclosures to its shareholders relating to the proposed Merger, in addition to the information contained in the Proxy Statement. Those additional disclosures are set forth below.

The Stipulation will be subject to customary conditions, including notice to the class members and Court approval. The parties will request a hearing to be scheduled at which the Court will consider the fairness, reasonableness and adequacy of the settlement. There can be no assurance that the Court will approve the settlement. In such event, the proposed settlement as contemplated by the Stipulation may be terminated. If the Court approves the settlement, the settlement will resolve all of the claims that were or could have been brought in the Lawsuits, including all claims relating to the Merger, the Merger Agreement and any disclosure made in connection therewith.

Eastern and the other defendants have vigorously denied, and continue to vigorously deny, that they have committed, or aided and abetted in the commission of, any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the Lawsuits, and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties and are entering into the contemplated settlement solely to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay in the consummation of the Merger. Nothing in this document or the parties’ stipulation of settlement shall be deemed to be an admission of liability or wrongdoing by any defendant in the Lawsuits nor shall anything in this document or the parties’ stipulation of settlement be deemed an admission of the materiality of any of the disclosures set forth herein.

Eastern has waived the standstill provisions of the nondisclosure agreements described below.

These additional disclosures amend and supplement the Proxy Statement and should be read in conjunction with the disclosures contained therein. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Proxy Statement, the Current Report on Form 8-K is more current. Capitalized terms used but not defined in the additional disclosures have the meanings given to them in the Proxy Statement.

ADDITIONAL DISCLOSURES

Additional Disclosure Regarding Background of the Merger

The section entitled “Background of the Merger” beginning on page 23 of the Proxy Statement is hereby amended and supplemented as follows:

The following sentence is inserted on page 25 of the Proxy Statement after the third sentence of the fifth full paragraph.

“The nondisclosure agreements contained standstill provisions that for a period of time prohibited the signer, without the prior written approval of Eastern’s board of directors, from making any proposal to Eastern, its board of directors or any of its shareholders or any public announcement, proposal or offer with respect to any business combination, merger, tender offer, exchange offer or similar transaction involving Eastern or any of its subsidiaries or to otherwise seek to acquire control of Eastern.”

The following sentence is inserted on page 26 of the Proxy Statement at the end of second full paragraph.

“Eastern estimates that the annual cost savings resulting from the September 19, 2013 merger of its Indiana subsidiary, Employers Security Insurance Company, into its Pennsylvania subsidiary, Eastern Alliance Insurance Company, will be approximately $40,000.”

The following sentence is inserted on page 27 at the end of the third bulleted paragraph beginning “The low likelihood that a third party would propose an acquisition at a higher price”:

“Eastern management also received an unsolicited valuation presentation from a nationally known investment banking firm that was based on publicly available information. The ProAssurance offer was at the top of the valuation range included in that presentation, which management reported to the Board.”

Additional Disclosure Regarding Interests of Eastern’s Directors and Executive Officers

The following sentence is inserted after the first sentence of the second paragraph on page 41 of the Proxy Statement.

“Because ProAssurance intends to operate Eastern as a stand-alone business, the ability to retain Eastern’s management and utilize its institutional expertise was considered a material inducement; accordingly, the terms of the severance and retention agreements of Mr. Boguski, Mr. Shook, Mr. Gilpin, Ms. Emmet, Ms. Sklar, and Harry Talbert were negotiated concurrently with the negotiation of the terms of the merger agreement.”

The following paragraph is inserted on page 43 of the Proxy Statement after the table under the paragraph captioned “Stock Options”.

“As a result of the merger, any outstanding unvested options to purchase shares of Eastern common stock will vest immediately prior to the effective date of the merger. The additional merger consideration that will be received as a result of the accelerated vesting of the 5,200 unvested options held by each of Messrs. Burke, King, Penwell, Snyder, and Vetterlein is $52,260 and the vesting of the 6,000 unvested options held by Mr. McAlaine is $60,300.”

Additional Information Regarding the Opinion of Our Financial Advisor

The following paragraph is inserted at the end of the first paragraph of the section entitled “Opinion of Keefe, Bruyette & Woods, Inc” beginning on page 30 of the Proxy Statement is hereby amended and supplemented as follows:

“KBW has provided investment banking services to Eastern and its predecessors prior to its engagement on July 12, 2013, which services included capital raising assignments and share repurchases. Eastern’s Board as well as management similarly consulted with KBW prior to July 12, 2013 during the time Eastern was engaged in negotiations with ProAssurance, including a presentation provided by KBW in April 2013 that included an overview of the merger and acquisition market for property-casualty companies and valuation analysis of Eastern.”

The following footnote is inserted after the words “operating net earnings” appearing on page 33 in the third line of the second paragraph of the section entitled “Summary of Proposal:

“operating net earnings” “operating earnings” and “operating net income” are used interchangeably in this summary and are defined herein as “net income, less realized gain or losses, tax affected assuming a 35% tax rate.”

Safe Harbor Statement

This communication contains forward-looking statements intended to be covered by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include financial projections and their underlying assumptions, other information concerning possible or assumed future results of operations of Eastern, the expected completion and timing of the merger and other information relating to the merger. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “estimate” or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. These forward-looking statements reflect management’s current expectations and forecasts, and we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of Eastern. In addition to other factors and matters discussed in this document or discussed and identified in other public filings we make with the SEC, we believe the following risks could cause actual results to differ materially from those discussed in the forward-looking statements:

•	difficulties in obtaining, or failure to obtain, required shareholder and regulatory approvals of the merger;

•	interests of officers and directors in the merger that differ from the interests of shareholders;

•	litigation or other adversarial proceedings relating to the merger;

•	diversion of management time on merger-related issues;

•	increases in competitive pressure among insurance companies;

•	the failure of Eastern to maintain a rating from A.M. Best Company, Inc. in the Excellent category;

•	changes in the interest rate environment;

•	changes in accounting principles, policies or guidelines;

•	changes in regulatory positions, expectations, and requirements for insurance companies generally or for Eastern or ProAssurance specifically;

•	legislative or regulatory changes;

•	changes in general economic conditions or conditions in securities markets or the insurance industry;

•	the occurrence of certain events that have a material adverse effect on Eastern;

•	a materially adverse change in the financial condition of Eastern;

•	difficulties related to the completion of the merger;

•	the “Risk Factors” and other factors referred to in Eastern’s reports filed with or furnished to the SEC; and

•	other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting capital, operations, pricing and services.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or the date of any document to which we refer you. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Eastern or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Eastern undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

Additional Information

This communication does not constitute an offer or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. This communication is being made in respect of the proposed Merger. In connection with the proposed Merger, Eastern filed a definitive proxy statement with the SEC. The definitive proxy statement was mailed to Eastern’s shareholders on or about November 5, 2013. Before making any voting decision, shareholders are urged to read carefully in their entirety the definitive proxy statement and any other relevant documents filed by Eastern with the SEC when they become available because they contain and will contain important information about the proposed Merger. You may obtain copies of all documents filed with the SEC regarding the proposed Merger, free of charge, at the SEC’s website ( www.sec.gov ), by accessing Eastern’s website at investorrelations@eains.com or by calling Eastern at (855) 533-3444.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN INSURANCE HOLDINGS, INC.

Dated: December 23, 2013	By:	/s/ Kevin M. Shook
Kevin M. Shook
Executive Vice President, Treasurer and Chief Financial Officer